Exhibit 99.1

Infectious Disease Virtual Conference - May 2020 Jim Hayward, Ph.D., Sc.D. – President & CEO james.hayward@adnas.com Using Spike to Vanquish Covid - 19

FORWARD LOOKING STATEMENTS The statements made by Applied DNA Sciences, Inc . (“the Company”, or “us”) herein regarding the Company and its business may be “forward - looking” in nature within the meaning of Section 27 A of the Securities Act of 1933 , Section 21 E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 . Forward - looking statements describe Applied DNA’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA . Actual results could differ materially from those projected due to there being no assurance that our vaccine (or diagnostic) candidate will be successfully shown to provide immunity (or detect) SARS - CoV - 2 , that the vaccine (or diagnostic) candidate will be approved for use by the U . S . FDA or any equivalent foreign regulatory agency, that the vaccine candidate can be manufactured in large quantities or that third parties with an established presence in vaccine distribution, compliance and marketing will enter into an agreement with the Company or Takis, that positive results in animals may not be predictive of human outcomes after DNA vaccination, that numerous other SARS - CoV - 2 vaccines (and diagnostics) are under development by other third parties, any of which may be more successful than the Company’s and Takis’ vaccine candidate (or the Company’ diagnostic candidate) and even if the Company’s and Takis’ vaccine candidate (or the Company’ diagnostic candidate) is successful, it may generate only limited revenue and profits for the Company, the possibility of a failure to make timely payment on its outstanding secured convertible notes and resulting enforcement by noteholders of remedies on collateral which includes substantially all of Applied DNA’s assets, its history of net losses, limited financial resources, limited market acceptance, the uncertainties inherent in research and development, future clinical data and analysis, including whether any of Applied DNA’s or its partners therapeutic candidates will advance further in the preclinical research or clinical trial process, including receiving clearance from the U . S . Food and Drug Administration or equivalent foreign regulatory agencies to conduct clinical trials and whether and when, if at all, they will receive final approval from the U . S . FDA or equivalent foreign regulatory agencies, the fact that there has never been a commercial drug product utilizing PCR - produced DNA technology approved for therapeutic use and various other factors detailed from time to time in Applied DNA’s SEC reports and filings, including our Annual Report on Form 10 - K filed on December 12 , 2019 and our subsequent quarterly report on Form 10 - Q filed on February 6 , 2020 , and other reports we file with the SEC, which are available at www . sec . gov . Applied DNA undertakes no obligation to update publicly any forward - looking statements to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law .

LineaCOVID-19
SARS-CoV-2 Innovations

Spike Protein

Vaccine Candidates

- Human trials scheduled to begin in October.
- 5 LinearDNA™ Constructs of S gene in test, plasmid-free.
- All appear strongly immunogenic in animals.
- Epitope-mapped, codon-optimized, episomal, non-integrating
- In preclinical testing. Italian MoH authorized; 1st in Europe with Takis Biotech.
- 1 injection yields neutralizing Ab's in mice. Data of Spallanzani Institute, Rome. Tested on functional SARS-CoV-2 virus in human cell culture. 1st in category.
- Low human dose could empower large-scale production by requiring less DNA per vaccination.

Diagnostic Candidates

- rRT-PCR, multiplexed twin S gene targets; enhanced sensitivity
  - LLOD 1.25 copies of genome
  - Fewer false negatives
  - Detects 74 stable variants
- Designed for high-throughput workflows.
- Same day results to physician; 100% specificity.
- EUA applied. Validation at Stony Brook University Hospital. Amendment planned to extend equipment platforms and patient sample techniques
- Saliva without RNA extraction – improved workflow; patent pending, evaluation looks promising.

appliednasciences